Exhibit 99

Marine Products Corporation Announces a 33 Percent Increase
to the Regular Quarterly Cash Dividend

ATLANTA, January 28, 2015 - Marine Products Corporation (NYSE: MPX) announced today that its Board of Directors declared a 33 percent increase to the regular quarterly cash dividend from $0.03 per share to $0.04 per share payable March 10, 2015 to common stockholders of record at the close of business on February 10, 2015.

Marine Products Corporation (NYSE: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive, outboard and jet drive pleasure boats, and Robalo sport fishing boats and continues to diversify its product lines through product innovation and is prepared to consider strategic acquisition targets.  With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value.  For more information on Marine Products Corporation visit our website at www.marineproductscorp.com.

For information contact:

BEN M. PALMER
Chief Financial Officer
(404) 321-7910
irdept@marineproductscorp.com

JIM LANDERS
Vice President, Corporate Finance
(404) 321-2162
jlanders@marineproductscorp.com